AMENDED AND RESTATED BYLAWS

                                       OF

                            BRODERBUND SOFTWARE, INC.

                     REGISTERED OFFICE AND REGISTERED AGENT

     1. Registered Office. The registered office of the corporation in the State of Delaware shall be in the City of Wilmington, County of New Castle.
The name of the registered agent of the corporation at such address shall be the Corporation Trust Company.

     2. Other Offices. The corporation may also have offices at such other places, both within or without the State of Delaware, as the Board of Directors may from time to time determine or the business of the corporation may require.


                           MEETINGS OF STOCKHOLDERS

     3. Time and Place of Meetings. All meetings of the stockholders shall be held at such time and place, either within or without the State of Delaware, as shall be fixed by the Board of Directors and stated in the notice or waiver of notice of the meeting.

     4. Annual Meeting. An annual meeting of the stockholders for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held on such date and at such time and place as the Board of Directors shall each year designate.

     5. Special Meetings. Special meetings of the stockholders, for any purpose or purposes prescribed in the notice of meeting, may be called only by the Chairman of the Board, the Chief Executive Officer, the President or the Board of Directors. No business may be conducted at a special meeting of stockholders except as specified in the notice of meeting delivered to the stockholders.

     6.   Notice.

          (a) Written notice of the place, date, and time of all meetings of the stockholders shall be given not less than 10 nor more than 60 days before the date on which the meeting is to be held, to each stockholder entitled to vote at such meeting, except as otherwise provided herein or required by law (meaning, here and hereinafter, as required from time to time by the Delaware General Corporation Law or the Certificate of Incorporation of the corporation).

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          (b) When a meeting is adjourned to another place, date, or time, written notice need not be given of the adjourned meeting if the place, date, and time thereof are announced at the meeting at which the adjournment is taken and the adjournment is not for more than 30 days; provided, however, that if the date of any adjourned meeting is more than 30 days after the date for which the meeting was originally noticed, or if a new record date is fixed for the adjourned meeting, written notice of the place, date, and time of the adjourned meeting shall be given in conformity herewith. At any adjourned meeting, any business may be transacted which might have been transacted at the original meeting.

     7.   Nominations and Proposals.

          (a) The Board of Directors of the corporation may nominate candidates for election as directors of the corporation and may propose such other matters for approval of the stockholders as the board deems necessary or appropriate.

          (b) No nominations for director of the corporation by any person other than the Board of Directors shall be presented to any meeting of stockholders unless the person making the nomination is a record stockholder and shall have delivered a written notice to the Secretary of the corporation no later than the close of business 60 days in advance of the stockholder meeting or 10 days after the date on which notice of the meeting is first given to the stockholders, whichever is later. Such notice shall (i) set forth the name and address of the person advancing such nomination and the nominee, together with such information concerning the person making the nomination and the nominee as would be required by the appropriate Rules and Regulations of the Securities and Exchange Commission to be included in a proxy statement soliciting proxies for the election of such nominee, and (ii) shall include the duly executed written consent of such nominee to serve as director if elected, and (iii) if applicable, a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholders.

          (c) No proposal by any person other than the Board of Directors shall be submitted for the approval of the stockholders at any regular or special meeting of the stockholders of the corporation unless the person advancing such proposal shall have delivered a written notice to the Secretary of the corporation no later than the close of business 60 days in advance of the stockholder meeting or 10 days after the date on which notice of the meeting is first given to the stockholders, whichever is later. Such notice shall set forth the name and address of the person advancing the proposal, any material interest of such person in the proposal, and such other information concerning the person making such proposal and the proposal itself as would be required by the appropriate Rules and Regulations of the Securities and Exchange Commission to be included in a proxy statement soliciting proxies for the proposal.

     8.   Quorum and Required Vote.

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          (a) At any meeting of the stockholders, the holders of a majority of all of the shares of the stock entitled to vote on the subject matter at the meeting, present in person or by proxy, shall constitute a quorum, unless or except to the extent that the presence of a larger number may be required by law. Except as may be required by law, the affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the stockholders. Where a separate vote by class is required by law, the affirmative vote of the majority of shares of such class present in person or represented by proxy at the meeting shall be the act of the class.

          (b) If a quorum shall fail to attend any meeting, the chairman of the meeting or the holders of a majority of the shares of stock entitled to vote who are present, in person or by proxy, may adjourn the meeting to another place, date, or time.

          (c) If a notice of any adjourned special meeting of stockholders is sent to all stockholders entitled to vote thereat, stating that it will be held with those present constituting a quorum, then, except as otherwise required by law, those present at such adjourned meeting shall constitute a quorum, and all matters shall be determined by a majority of the votes cast at such meeting.

          (d) Except as may otherwise be provided in the certificate of incorporation or the last paragraph of this Section 8, each stockholder shall be entitled to one vote for each share of capital stock held by such stockholder.

     At a stockholders' meeting at which directors are to be elected, or at elections held under special circumstances, a stockholder shall be entitled to cumulate votes (i.e., cast for any candidate a number of votes greater than the number of votes which such stockholder normally is entitled to cast). Each holder of stock of any class or series who elects to cumulate votes shall be entitled to as many votes as equals the number of votes which (absent this provision as to cumulative voting) he would be entitled to cast for the election of directors with respect to his shares of stock multiplied by the number of directors to be elected by him, and he may cast all of such votes for a single director or may distribute them among the number to be voted for, or for any two or more of them, as he may see fit, so long as the name of the candidate for director shall have been placed in nomination prior to the voting and the stockholder, or any other holder of the same class or series of stock, has given notice at the meeting prior to the voting of the intention to cumulate votes. Except as may otherwise be provided in the certificate of incorporation, effective upon such time as (i) shares of the capital stock of the corporation are designated as qualified for trading as National Market System securities on the National Association of Securities Dealers, Inc. Automated Quotation System (or any successor national market system) and the corporation has at least 800 holders of shares of its capital stock or (ii) at such time as the company becomes exempt from Section 2115 of the California corporation Code, the cumulative voting rights set forth in this Section 2.9 shall terminate.

     9. Organization. Such person as the Board of Directors may have designated or, in the absence of such a person, the Chairman of the Board or the chief executive officer of the

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corporation or, in his or her absence, such person as may be chosen by the holders of a majority of the shares entitled to vote who are present, in person or by proxy, shall call to order any meeting of the stockholders and act as chairman of the meeting.

     10. Conduct of Business. The chairman of any meeting of stockholders shall determine the order of business and the procedure at the meeting, including such regulation of the manner of voting and the conduct of discussion as seen to him or her in order.

     11. Proxies and Voting. At any meeting of the stockholders, every stockholder entitled to vote may vote in person or by proxy authorized by an instrument in writing filed in accordance with the procedures established for the meeting. No proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period.

     12. Stock List. A complete list of stockholders entitled to vote at any meeting of stockholders, arranged in alphabetical order for each class of stock and showing the address of each such stockholder and the number of shares registered in his or her name, shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours for a period of at least 10 days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or if not so specified, at the place where the meeting is to be held. The stock list shall also be kept at the place of the meeting during the whole time thereof and shall be open to the examination of any such stockholder who is present.


                               BOARD OF DIRECTORS

     13. Powers. The business and affairs of the corporation shall be managed by or under the direction of its Board of Directors.

     14. Number and Term of Office. The number of directors who shall constitute the whole Board shall be nine (9). Each director shall be elected for a term of one year and until his or her successor is elected and qualified, except as otherwise provided herein or required by law.

     15. Resignations. A director may resign at any time by giving written notice to the corporation and such resignation shall be effective when given unless the director specifies a later time. The resignation shall be effective regardless of whether it is accepted by the corporation.

     16. Vacancies. If the office of any director becomes vacant by reason of death, resignation, disqualification, removal or other cause, a majority of the directors remaining in office, although less than a quorum, may elect a successor for the unexpired term and until his or her successor is elected and qualified; provided, however, that if the vacancy is caused by the removal of a director by the stockholders, then the stockholders shall have the right to elect a successor.

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


     17. Regular Meetings. Regular meetings of the Board of Directors shall be held at such place or places, on such date or dates, and at such time or times as shall have been established by the Board of Directors and publicized among all directors. A notice of each regular meeting shall not be required.

     18. Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board, the President, the Secretary, any Vice President or any two directors.

     19.  Notice of Meetings.

          (a) Special meetings, and regular meetings not fixed as provided in these Bylaws, shall be held upon four days notice by mail or 48 hours notice delivered personally or by telephone or facsimile to each director who does not waive such notice. The notice shall state the place, date and time of the meeting. Unless otherwise indicated in the notice, any and all business may be transacted at a special meeting.

          (b) Notice of an adjourned meeting need not be given if the place, date, and time of the adjourned meeting are announced at the meeting at which the adjournment is taken and the adjournment is not for more than 24 hours. If a meeting is adjourned for more than 24 hours, notice of the adjourned meeting shall be given prior to the time of that adjourned meeting to the directors who were not present at the time of the adjournment.

     20. Action Without Meeting. Except as required by law, any action required or permitted to be taken at any meeting of the Board of Directors or any committee thereof may be taken without a meeting if all members of the Board of Directors or committee thereof, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of the Board of Directors or committee.

     21. Meeting by Telephone. Except as required by law, members of the Board of Directors or any committee thereof may participate in the meeting of the Board of Directors or committee by means of conference telephone or similar communications equipment if all persons who participate in the meeting can hear each other. Such participation in a meeting shall constitute presence in person at such meeting.

     22. Quorum and Manner of Acting. At any meeting of the Board of Directors, a majority of the authorized directors shall constitute a quorum for all purposes. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors. If a quorum shall fail to attend any meeting, a majority of those present may adjourn the meeting to another place, date, or time, without further notice or waiver thereof. Except as provided herein, the act of the majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors.

     23. Committees of the Board of Directors. The Board of Directors, by a vote of a majority of the whole Board, may from time to time designate committees of the Board, with such lawfully delegable powers and duties as it thereby confers, to serve at the pleasure of the Board and shall, for those committees and any others provided for herein, elect a director or directors to serve as the member or members, designating, if it desires, other directors as alternate members who may replace any absent or disqualified member at any meeting of the committee. Any committee so designated may exercise the power and authority of the Board of Directors to declare a dividend, to authorize the issuance of stock or to approve a merger pursuant to Section 253 of the Delaware General Corporation Law, if the resolution which designates the committee or a supplemental resolution of the Board of Directors shall so provides. The principles set forth in Sections 15 through 22 of these Bylaws shall apply to committees of the Board of Directors and to actions taken by such committees.

     24. Compensation of Director. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, the Board of Directors shall have the authority to fix the compensation of directors. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors or a committee thereof, and may receive fixed fees and other compensation for their services as directors. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

     25. Approval of Loans to Officers. The corporation may lend money to, or guarantee any obligation of, or otherwise assist any officer or other employee of the corporation or of its subsidiary, including any officer or employee who is a director of the corporation or its subsidiary, whenever, in the judgment of the directors, such loan, guaranty or assistance may reasonably be expected to benefit the corporation. The loan, guaranty or other assistance may be with or without interest and may be unsecured, or secured in such manner as the board of directors shall approve, including, without limitation, a pledge of shares of stock of the corporation. Nothing in this section shall be deemed to deny, limit or restrict the powers of guaranty or warranty of the corporation at common law or under any statute.


                                    OFFICERS

     26. Titles. The officers of the corporation shall be chosen by the Board of Directors and shall include a Chairman of the Board, a President or both, and a Secretary, a Treasurer or both. The Board of Directors may also appoint one or more Vice Presidents, Assistant Secretaries, Assistant Treasurers or other officers. Any number of offices may be held by the same person. All officers shall perform their duties and exercise their powers subject to the authority of Board of Directors.

     27. Election, Term of Office, and Vacancies. The officers shall be elected annually by the Board of Directors at its regular meeting following the annual meeting of the stockholders, and each officer shall hold office until the next annual election of officers and until the officer's successor is elected and qualified, or until the officer's death, resignation, or removal. Any officer may be removed at any time, with or without cause, by the Board of Directors. Any vacancy occurring in any office may be filled by the Board of Directors.

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     28.  Resignation. Any officer may resign at any time upon notice to the corporation without prejudice to the rights, if any, of the corporation under any contract to which the officer is a party. The resignation of an officer shall be effective when given unless the officer specifies a later time. The resignation shall be effective regardless of whether it is accepted by the corporation.

     29. Chief Executive Officer. The Board of Directors may designate either the Chairman of the Board or the President as the chief executive officer and may prescribe the duties and powers of the chief executive officer. In the absence of such a designation, the President shall be the chief executive officer. If there be no Chairman of the Board, the President shall be the chief executive officer. Subject to the provisions of these Bylaws and to the direction of the Board of Directors, the chief executive officer shall have the responsibility for the general management and control of the business and affairs of the corporation and shall perform all duties and have all powers which are commonly incident to the office of chief executive or which are delegated to him or her by the Board of Directors. He or she shall have power to sign all stock certificates, contracts, and other instruments of the corporation which are authorized and shall have general supervision and direction of all of the other officers, employees, and agents of the corporation.

     30. Secretary and Assistant Secretaries. The Secretary shall issue all authorized notices for, and shall keep minutes of, all meetings of the stockholders and the Board of Directors. He or she shall have charge of the corporate books and shall perform such other duties as the Board of Directors may from time to time prescribe. At the request of the Secretary, or in the Secretary's absence or disability, any Assistant Secretary shall perform any of the duties of the Secretary and when so acting, shall have all the powers of, and be subject to all the restrictions upon, the Secretary.

     31. Treasurer and Assistant Treasurers. Unless the Board of Directors designates another chief financial officer, the Treasurer shall be the chief financial officer of the corporation. Unless otherwise determined by the Board of Directors or the chief executive officer, the Treasurer shall have custody of the corporate funds and securities, shall keep adequate and correct accounts of the corporation's properties and business transactions shall disburse such funds of the corporation as may be ordered by the Board or the chief executive officer (taking proper vouchers for such disbursements), and shall render to the chief executive officer and the Board, at regular meetings of the Board or whenever the Board may require, an account of all transactions and the financial condition of the corporation. At the request of the Treasurer or in the Treasurer's absence or disability, any Assistant Treasurer may perform any of the duties of the Treasurer and when so acting shall have all the powers of, and be subject to all the restrictions upon, the Treasurer.

     32    Other Officers. The other officers of the corporation, if any, shall exercise such powers and perform such duties as the Board of Directors or the chief executive officer shall prescribe.

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     33    Compensation. The Board of Directors shall fix the compensation of the chief executive officer and may fix the compensation of other employees of the corporation, including the other officers. If the Board does not fix the compensation of the other officers, the chief executive officer shall fix such compensation.

     34. Actions with Respect to Securities of Other Corporations. Unless otherwise directed by the Board of Directors, the Chairman of the Board, the President, or any officer of the corporation authorized by the Chairman of the Board or the President, shall have power to vote and otherwise act on behalf of the corporation, in person or by proxy, at any meeting of stockholders of, or with respect to any action of stockholders of, any other corporation in which this corporation may hold securities and otherwise shall have power to exercise any and all rights and powers which this corporation may possess by reason of its ownership of securities in such other corporation.


                                    INDEMNITY

     35    Indemnification of Directors and Officers. The corporation shall, to the maximum extent and in the manner permitted by the General Corporation Law of Delaware, indemnify each of its directors and officers against expenses (including attorneys' fees), judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any proceeding, arising by reason of the fact that such person is or was an agent of the corporation. For purposes of this Section 35, a "director" or "officer" of the corporation includes any person (i) who is or was a director or officer of the corporation,
(ii) who is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, including, without limitation, any direct or indirect subsidiary of the corporation, or (iii) who was a director or officer of a corporation which was a predecessor corporation of the corporation or of another enterprise at the request of such predecessor corporation.

     36. Indemnification of Others. The corporation shall have the power, to the extent and in the manner permitted by the General Corporation Law of Delaware, to indemnify each of its employees and agents (other than directors and officers) against expenses (including attorneys' fees), judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with any proceeding, arising by reason of the fact that such person is or was an agent of the corporation. For purposes of this Section 36, an "employee" or "agent" of the corporation (other than a director or officer) includes any person (i) who is or was an employee or agent of the corporation, (ii) who is or was serving at the request of the corporation as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including, without limitation, any direct or indirect subsidiary of the corporation, or
(iii) who was an employee or agent of a corporation which was a predecessor corporation of the corporation or of another enterprise at the request of such predecessor corporation.

     37. Insurance. The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving

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at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such liability under the provisions of the General Corporation Law of Delaware.


                               STOCK AND DIVIDENDS

     38. Certificates of Stock. Each stockholder shall be entitled to a certificate signed by, or in the name of, the corporation by the Chairman, the President, or a Vice President, and by the Secretary or an Assistant Secretary, or the Treasurer or an Assistant Treasurer, certifying the number of shares owned by him or her. Any or all of the signatures on the certificate may be facsimile.

     39. Transfers of Stock. Transfers of stock shall be made only upon the transfer books of the corporation kept at an office of the corporation or by transfer agents designated to transfer shares of the stock of the corporation. Except where a certificate is issued in accordance with the next sentence of this Section, an outstanding certificate for the number of shares involved shall be surrendered for cancellation before a new certificate is issued therefor. In the event of the loss, theft, or destruction of any certificate of stock, another may be issued in its place pursuant to such regulations as the Board of Directors may establish concerning proof of such loss, theft, or destruction and concerning the giving of a satisfactory bond or bonds of indemnity.

     40. Regulations. The issue, transfer, conversion, and registration of certificates of stock shall be governed by such other regulations as the Board of Directors may establish.


                                   RECORD DATE

     41. Record Date. In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion, or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix in advance, a record date, which shall not be more than 60 nor less than 10 days before the date of such meeting, nor more than 60 days prior to any other action if no record date is fixed, the record date (1) for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business and the day next preceding the day on which the meeting is held, and (2) for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the

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meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.


                                WAIVER OF NOTICE

     42. Waiver of Notice. Whenever notice is required to be given by law or these Bylaws, a written waiver of notice, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Unless so required by the Certificate of Incorporation or these Bylaws, neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors, or members of a committee of directors need be specified in any written waiver of notice.


                                   AMENDMENTS

     43. Amendments. These Bylaws may be amended or repealed or new bylaws may be adopted by the stockholders at any meeting or by the Board of Directors.


                                  MISCELLANEOUS

     44. Fiscal Year. The fiscal year of the corporation shall be as fixed by the Board of Directors.

     45. Time Periods. In applying any provision of these Bylaws which require that an act be done or not done a specified number of days prior to an event or that an act be done during a period of a specified number of days prior to an event, calendar days shall be used, the day of the doing of the act shall be excluded, and the day of the event shall be included.

     46. Facsimile Signatures. In addition to the provisions for use of facsimile signatures elsewhere specifically authorized in these Bylaws, facsimile signatures of any officer or officers of the corporation may be used whenever and as authorized by the Board of Directors or a committee thereof.

     47. Corporate Seal. The Board of Directors may provide a suitable seal, containing the name of the corporation, which seal shall be in the charge of the Secretary. If and when so directed by the Board of Directors or a committee thereof, duplicates of the seal may be kept and used by the Treasurer or by an Assistant Secretary or Assistant Treasurer.

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

     48. Reliance upon Books, Reports and Records. Each director, each member of any committee designated by the Board of Directors, and each officer of the corporation shall, in the performance of his or her duties, be fully protected in relying in good faith upon the books of account or other records of the corporation, including reports made to the corporation by any of its officers, by an independent certified public accountant, or by an appraiser.



                                      * * *



     The undersigned hereby certifies that the foregoing Amended and Restated Bylaws were duly adopted by Broderbund Software, Inc. and are in full force and effect as of the date hereof.

Date:  October 8, 1996
                                           ___________________________________
                                           Thomas L. Marcus, Secretary
                                           Broderbund Software, Inc.

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